EXHIBIT 21

CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems S.A.	Argentina
Checkpoint Systems (AUST/NZ) Pty Limited	Australia
Meto Australia Pty Ltd	Australia
Checkpoint Systems Bangladesh Ltd.	Bangladesh
Checkpoint Bangladesh Limited	Bangladesh
Checkpoint do Brasil Ltda.	Brazil
Checkpoint Systems Canada ULC	Canada
Checkpoint Caribbean, Ltd.	Cayman Island
Checkpoint Commercial (Shanghai) Co., Ltd.	China
Checkpoint Systems (ZJG) Co., Ltd.	China
Sidep Electronics (Shanghai) Co., Ltd.	China
Shanghai Asialco Electronics Co. Ltd.	China
Brilliant Label (Dongguan) Manufacturing	China
Brilliant Garment Accessories (Dongguan) Ltd.	China
Checkpoint Apparel Labeling Solutions (Dongguan) Co., Ltd.	China
Checkpoint (Jiangsu) Label Techology Co., Ltd.	China
Checkpoint Systems FZE	Dubai
Checkpoint Systems Danmark A/S	Denmark
Cybsa Adapt SA de CV	El Salvador
Checkpoint Systems Finland Oy	Finland
Checkpoint Systems France S.A.S.	France
Checkpoint Solutions GmbH	Germany
Checkpoint Systems GmbH	Germany
Checkpoint Systems Holding GmbH	Germany
Checkpoint Systems International GmbH	Germany
Shore to Shore Lacar Ltda.	Guatemala
Shore to Shore Centroamerica S.A.	Guatemala
Asange Limited	Hong Kong
Ashanko Limited	Hong Kong
Checkpoint Apparel Labelling Solutions Asia Ltd	Hong Kong
Brilliant Labels International Limited	Hong Kong
Checkpoint Labelling Services Hong Kong Limited	Hong Kong
Checkpoint Systems Hong Kong Limited	Hong Kong
Adapt Identification (HK) Limited	Hong Kong
Shore to Shore (Far East) Limited	Hong Kong
Checkpoint Checknet India Pvt Limited	India
Checkpoint Systems India Private Limited	India
OATSystems Software India Private Limited	India
Checkpoint Apparel Labeling Solutions India Private Limited	India
Adapt Identification India Private Limited	India
Checkpoint Systems Italia S.p.A.	Italy
Checkpoint Manufacturing Japan Co., Ltd.	Japan
Checkpoint Systems Japan Co., Ltd.	Japan
Checkpoint Apparel Labeling Solutions Korea Inc.	Korea
Checkpoint Systems (M) Sdn Bhd	Malaysia
Checkpoint Systems Sales (M) Sdn Bhd	Malaysia

Checkpoint de Mexico, S.A. de C.V.	Mexico
Checkpoint Holland Holding B.V.	Netherlands
Checkpoint Holland Treasury B.V.	Netherlands
Checkpoint Systems Benelux B.V.	Netherlands
CP International Systems CV	Netherlands
Checkpoint Apparel Labeling B.V.	Netherlands
Checkpoint Limited	New Zealand
Checkpoint Systems-Software Development and Maintenance (Philippines), Inc.	Philippines
Checkpoint Systems (CEE) Spolka z.o.o.	Poland
Checkpoint Portugal Sistemas Anti-Furto S.A.	Portugal
Checkpoint Systems Technology Singapore Pte. Ltd	Singapore
Checkpoint Systems Espana S.L.U.	Spain
Checkpoint Systems Sverige AB	Sweden
Checkpoint Systems AG	Switzerland
Checkpoint Checknet Etiket Limited Sirketi	Turkey
Actron U.K. Limited	United Kingdom
ADS (United Kingdom) Ltd.	United Kingdom
ADS Worldwide Ltd	United Kingdom
Checkpoint Systems (UK) Ltd.	United Kingdom
Evagard Limited	United Kingdom
Meto UK Ltd.	United Kingdom
W Print Europe Limited	United Kingdom
Adapt Identification LLC	United States
Checkpoint International LLC	United States
Checkpoint Systems Holding, Inc.	United States
J & F International (USA), Inc.	United States
OATSystems, Inc.	United States
Checkpoint Vietnam Company Limited	Vietnam